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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vencor, Inc. 1997 Stock Option Plan for Non-Employee Directors of our report dated February 17, 1997, with respect to the consolidated financial statements and schedule of Vencor, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young LLP



Louisville, Kentucky
November 19, 1997